Kaya Holdings Inc.
(OTCQB: KAYS)

U.S. Cannabis Company to Leverage First-Mover Advantage in Greece and Israel – Initiating Coverage

BUY
Current Price: $0.45
Fair Value: $0.89
Risk*: 4

Sector/Industry: Cannabis

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Sid Rajeev, B.Tech, CFA, MBA
Head of Research

Iftekhar Mahmud, MBA, MSc
Analyst

Highlights

- KAYS is a **U.S. based vertically integrated cannabis company with operations in Oregon, currently in the process of expanding operations in Israel and Greece**. We expect near-term growth to come from its U.S. operations, with the European operations expected to be the primary long-term driver.
- In 2020 (9M), the company reported $774k in revenue, up 7% YoY.
- KAYS has **two production facilities and two retail outlets in Oregon**. The retail stores sell own company and third-party brands. **KAYS has four active brands**, with 14 in pipeline to be launched this year, per management.
- **The company will operate in Greece through a Joint Venture with a local Greek cannabis company, and in Israel, through its majority owned subsidiary**. The Greek project received its Development License, and the Israeli project is expected to receive its license this month. Both countries' operations require fundraising for buildout of facilities. Management also mentioned plans to expand its retail store chain into Israel, upon legalization of recreational cannabis.
- With the U.S. political shift creating federal U.S. legalization optimism, **the U.S. marijuana market is projected to grow to $30-$37B by 2024 (from 17.5B in 2020)**. With over twice the population of the U.S. and Canada combined, **Europe's cannabis market is projected to reach $146.37B by 2028 (from $3.5B+ in 2020)**. (various sources)
- Both Israel and Greece have recently opened up their medical cannabis industries. **Israel is the largest importer of cannabis in the world, and is expected to legalize recreational cannabis in 2022.**
- In February 2021, the company announced plans to raise $45M for its Greek project.
- **We believe that favorable market conditions in Oregon, and expanded operations of Kaya, should allow it to ramp up revenue growth**. Kaya's European expansion plans are in very early stages.
- **U.S. based cannabis stocks are currently trading at a discount over their Canadian peers**. We expect this trend to change with federal legalization in the U.S., and anticipate KAYS to directly benefit.

Risks

- Operates in a highly regulated industry, subject to government intervention. Still federally illegal in the U.S.
- Recreational cannabis is illegal in both Greece and Israel, with no guarantee of legalization.
- No guarantee the company will be able to raise funds and set up operations in Israel or Greece.
- No guarantee that its products will have demand in Europe.
- No guarantee that the company will be able to stay competitive in the markets it operates in or plans to operate in.
- Product recall risk, applicable to all companies selling regulated products.

KAYS Price and Volume (1-year)


$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
120,000
100,000
80,000
60,000
40,000
20,000
0
KAYS (LHS)
Volume (RHS)

	YTD	12M
KAYS	48%	19%
OTC	1%	4%

Company Data

52-Week Range	$0.18 - $0.99
Shares O/S	14,356,075
Market Cap.	$6M
Current Yield	N/A
P/E (forward)	N/A
P/B	N/A

Key Financial Data (FYE - Dec 31) YE Dec 31	2017	2018	2019	2020E	2021E
Cash	$ 318,462	$ 111,512	$ 86,967	$ 53,769	$ 889,606
Working Capital	$ (18,816,439)	$ (23,651,967)	$ (9,844,132)	$ (25,294,753)	$ (22,336,632)
Total Assets	$ 1,441,914	$ 2,643,898	$ 2,654,645	$ 2,483,565	$ 8,358,957
Total Debt	$ 2,724,988	$ 4,937,163	$ 6,290,896	$ 6,674,072	$ 6,674,072
Revenue	$ 966,382	$ 1,136,599	$ 1,014,266	$ 1,140,000	$ 1,311,000
Net Income	$ (15,090,593)	$ 4,537,490	$ 7,521,861	$ (15,974,675)	$ (2,251,845)
EPS (basic)	$ (1.77)	$ 0.45	$ 0.64	$ (1.11)	$ (0.16)

***See last page for important disclosures, rating, and risk definitions. All figures in US$ unless otherwise specified.**

Operational in the U.S. since 2014, expanding into Greece and Israel

Business Summary

Kaya has been operational since 2014. The company's business model is focused on cultivating, processing, branding, and retailing of medical and recreational cannabis. Currently, all its reported revenue comes from the U.S. operations.

Operational Overview and Facilities

The company has three business lines as outlined below:

Business Line	Description	Status
KAYA BRANDS INTERNATIONAL	Kaya Kannabis (Greece), Kaya Shalvah (Israel)	• Plans to develop commercial cultivation and processing facilities in Israel and Greece.
MARIJUANA HOLDINGS AMERICAS	Retail stores (Kaya Shack) and cultivation facility (Kaya Farm)	• Two retail stores operational in Portland (since 2014) and Salem (since 2015) in Oregon; these stores have Google ratings of 4.4 and 4.1, respectively, with more than 50 ratings each. • Operational 15,000 sq. ft. indoor facility (Eugene, OR) being retrofitted for extraction and processing operations • 26-acre property (Lebanon, OR) awaiting the Oregon Liquor Control Commission's (OLCC) inspection for recreational cultivation.
KayaBrands USA	18 Proprietary Brands	• Four active brands: Kaya Buddies (pre-rolls), Kumba Extracts (cannabis infused oils & vapes), Kaya Gear (cannabis themed sportswear), Really Happy Glass (cannabis glass accessories) • Another 14 brands to be launched in 2021, per management. Products sold through own stores (currently) and third-party distributors (in future)

Source: Company filings, FRC

In-house portfolio of brands; commencing own manufacturing this year in its 15,000 sq. ft. facility

The following chart shows the current brand portfolio of Kaya Brands USA (four rolled out and 14 under development):


JUJA DROPS
Cannabis Infused Gummies
PANGO POPPERS
bite sized cakes & cookies
Cannabis Infused Cakes & Cookies
TONY GIGGLES' PLEASURE FOODS
WOOZ chews
Cannabis Infused Gummies
PREMIUM SYZYGY EXTRACTS
Cannabis Extracted Oils
PAKALOLO JUICE COMPANY
Cannabis Infused Juices
UPTOWN SHAMAN
Cannabis Blended Connaceuticals
kaya yums
Cannabis Infused Foods
Chala chocolate
Cannabis Infused Chocolates
kumba EXTRACTS
Operational
Cannabis Infused Oils & Vapes
CHEE bars
Cannabis Power Bars
kaya gear
Operational
Kaya & Cannabis Themed Sportswear
Nature's Holiday
Cannabis Trail Mix
Soothe Topicals
cannabis infused
RHG REALLY HAPPY GLASS
Cannabis Glass Accessories
Liquid MOTA
Kind CATERING
Cannabis Themed Catering
KayaBuddies
Operational
Cannabis Pre-Rolls

Source: Company filings, FRC

Operational Details

The company's current revenue is entirely generated by retail stores.

Retail stores currently generating all the revenue

Portland Retail Outlet	Salem Retail Outlet


Kaya Shack Portland Dispensary
1719 SE Hawthorne Blvd, Portland, OR 97214, United States
kayashack.com


Kaya Shack South Salem Dispensary
5757 Commercial St SE, Salem, OR 97306, United States
kayashack.com
Kaya Shack South Salem Dispensary

Ratings: 4.4 of 5, 66 reviews on Google — Ratings: 4.0 of 5, 68 reviews on Google

Source: Google Maps, FRC

Gross margins improved from 42% in 2016, to 72% in 2020 (9M)

STATEMENTS OF OPERATIONS (in US$) - YE Dec 31	2016	2017	2018	2019	9M-2019	9M-2020
Net Sales	$952,852	$966,382	$1,136,599	$1,014,266	$721,722	$774,158
Gross Profit	$399,562	$571,958	$642,511	$604,016	$384,031	$559,509
Gross Margin	42%	59%	57%	60%	53%	72%

Source: Company Filings, FRC

We note that the company generates an average revenue per store of $600k which is inline with the industry average. However, the company has been able to maintain a higher margin compared to industry averages (around 50%). KAYS currently possess a third retail license, that management plans to use as a distribution hub in Eugene, Oregon – to be able to serve a larger customer base in the state. Management also added grow operations in Lebanon, Oregon.

U.S. Expansion
Acquired Grow Land in Lebanon, Oregon
• In August 2017, KAYS purchased 26 acres for setting up cultivating and manufacturing facilities in Lebanon, Oregon. • Management plans to spend $5M in buildout of the facility, that will meet the demand of its retail stores in Oregon; this facility is expected to be completed by the end of 2021 (subject to availability of capital)
Acquired facility from Sunstone Farms in Eugene, Oregon
• The company owns a 15,000 sq. ft. warehouse in Eugene, Oregon, acquired in 2019. Management plans to use the facility for extraction and processing operations, expected to commence operations by the end of 2021.

Plans to ramp up U.S. operations upon federal legalization

All in-house brands expected to be released by the end of 2021

MARIJUANA HOLDINGS AMERICAS — KayaBrands USA

Upon U.S. Federal Legalization	
Objective 1	Expansion of Lebanon, Oregon's cultivation facility to support more production
Objective 2	Development of product distribution channels for in-house brands
Objective 3	Aggressive nationwide sales effort

Source: Management

In September 2019, Kaya Brands International was formed to move to global markets:

International expansion is currently the primary focus

International Expansion in Progress
Acquisition of a 50% Interest in Greekkannabis, a Greek License Holder
• In November 2019, a memorandum of understanding was executed to acquire a 50% interest in Greekkannabis, a Greece based cannabis license holder, with an agreement to purchase land in Thebes. • The company has selected an engineering and construction firm for the buildout of a facility. • A Dutch based investment bank is engaged to raise capital for the buildout.
Initiatives in Yerucham, Israel
• Kaya Shalvah applied for its cannabis cultivation and processing licenses, and received its acknowledgement number from the Israeli Ministry of Health. • Land is expected to be acquired through tender in October 2021.

The Focal Point Going Forward: International Operations

Facilities to be built-out in Greece and Israel

Operation	Progress To Date	Planned Capacity
KAYA KANNABIS (Kaya Farms Greece)	• Installation license obtained • Six off-take agreements secured • Land optioned and engineering retained • Investment bank retained	• 15 acre plot in Thebes, Greece (address not disclosed by management) for cultivation and processing, 12 light deprivation greenhouses (3,500 sq. meters each), and an additional 8,000 sq. meters for ancillary activities; four harvests per year • 150 strain genetic library, medical grade focus • Equipped for production at EU Good Manufacturing Practice (GMP) Standards
kaya shalvah (Kaya Farms Israel)	• License Number issued by the Ministry of Health • Subsidiary incorporated locally • Land tender expected in October • Funding documents being distributed	• 25 acre plot in Yerucham, Israel (address not disclosed by management) for cannabis cultivation and 2.5 acres for a processing center, 20 light deprivation greenhouses (3,500 square meters each), and an 8,000 square meter structure for ancillary activities

Source: Company filings, FRC

KAYS International Operations Timeline

Sales in Greece expected to commence in December 2022

Date	KAYA KANNABIS (kind cultivation) KAYA FARMS GREECE
March 2021	Finish purchase of land in Thebes
September 2021	Receive funding from equity investors, EU programs and small debt instruments
January 2022	Begin infrastructure and construction of first stage of greenhouses and processing facility.
April 2022	Complete cannabis licensing process – awarding of cultivation and processing licenses
May 2022	Commence initial cultivation activities
September 2022	Multiple greenhouses operational
December 2022	First harvest

Source: Management

Sales in Israel expected to commence in 2023

Date	kaya shalvah (kind cultivation) KAYA FARMS ISRAEL
March 2021	Receipt of first stage license from the Israeli Ministry of Health
June 2021	Tender for land in Yerucham, Israel
August 2021	Completion of first round financing, submission of engineering plans to appropriate Israeli ministries
January 2022	Begin infrastructure and construction of first stage of greenhouses and processing facility.
June 2022	Complete cannabis licensing process – awarding of cultivation and processing licenses
November 2022	Commence initial cultivation activities
February 2023	Multiple greenhouses operational
March 2023	First harvest

Source: Management

CAPEX estimates: $45M for Greece, and $75M for Israel operations; Implied CAPEX/sq. ft. of $69,which, we note, is on the lower end of comparables

KAYS Management Projections

	KAYA KANNABIS (kind cultivation) KAYA FARMS GREECE	kaya shalvah (kind cultivation) KAYA FARMS ISRAEL
Sales Start	December 2022	March 2023
CAPEX	$45M	$75M

Source: Management

The U.S. market is getting closer to federal legalization, with a potential market size of $30-37B by 2024

U.S. Market

There has been a growing optimism regarding the federal legalization of cannabis, especially after the Democrats took over the U.S. government. Five states — Arizona, Mississippi, Montana, New Jersey and South Dakota — passed some form of cannabis legalization in the 2020 Election, adding an expected $9B to the cannabis market in the U.S. According to Marijuana Business Daily, the U.S. market will grow to $30-$37B by 2024 (from $17.5B in 2020).

By 2025, Oregon is expected to have 4% market share of the U.S. cannabis industry.

The U.S. legal cannabis industry: Market share by state (2025)


Ohio 3%
Maryland 2%
New Jersey 2%
Oklahoma 3%
Nevada 3%
Pennsylvania 4%
Arizona 4%
Oregon 4%
Michigan 6%
Massachusetts 6%
Colorado 7%
Washington 9%
Illinois 9%
Rest of States combined 11%
Florida 12%
California 17%

Source: Statista, New Frontier Data, FRC

Oregon with unprecedented sales growth in 2020

Oregon Market

In 2020, Oregon cannabis sales reached $1.1B, increasing 38% YoY. **From May 2020 onwards, monthly cannabis sales have been more than $100M for the state, which is unprecedented.**

Total Cannabis Sales



Source: OLCC

Total Sales by Customer Type


Consumer
Patient

Source: OLCC

Dried cannabis flower ("usable MJ") comprised approximately 60% of total cannabis sales (by dollars) in 2020.

Total Dollars Sold by Month, by Product Type


$65,000,000
$60,000,000
$55,000,000
$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Oct 2016
Jan 2017
Apr 2017
Jul 2017
Oct 2017
Jan 2018
Apr 2018
Jul 2018
Oct 2018
Jan 2019
Apr 2019
Jul 2019
Oct 2019
Jan 2020
Apr 2020
Jul 2020
Oct 2020
Concentrate/Extract
Edible/Tincture
Other
Usable MJ

Source: OLCC

Europe Market

Europe is projected to become the largest cannabis market in the world by 2028

According to Cannabis Industry Journal, Europe will become the world's largest legal cannabis market over the next five years. Key related statistics include:

- Population of over 740M, which is over double the U.S. and Canada combined.
- The European cannabis market is estimated to be worth up to €123B by 2028; €58B medical (47%), and €65B recreational (53%).
- Over €500M has been invested in Europe's cannabis businesses, including significant expenditure in R&D, manufacturing and distribution.


Share of Retail Cannabis Sales in Europe in 2019
(includes all product categories)
73%
8%
5%
5%
4%
3%
2%
Germany
Italy
Austria
The Netherlands
Switzerland
Denmark
Other

Source: Marijuana Business Daily

Major Canadian LPs have already started diversifying into Europe

In March 2021, U.S. based Curaleaf (OTC: CURLF) announced the acquisition of Europe's Emmac Life Sciences Ltd. for US$285M

Major Players Diversifying into Europe

	COMPANY	COUNTRY	
Canopy Growth	This Works	UK	CBD skincare
	Storz & Bickel	Germany	Vape production
Aurora	Agropro, Borela	Lithuania	Organic hemp cultivation and production of hemp seed oil, hemp seed protein, hemp seed flour and hulled hemp seed.
Tilray	Smith & Sinclair	UK	Infuses alcohol and CBD into food products

Source: Prohibition Partners

Israel expected to legalize recreational cannabis in 2022

Rising use of cannabis in Israel

Israel has recently experienced a surge in medical cannabis use because of government mandates to make it easier for patients to access cannabis for treatments. **The country is a major importer of cannabis, which is indicative of its need to develop a local industry.** Recent legislation to legalize adult use cannabis has passed Knesset (parliamentary) committees, and is expected to pass into law in 2022.

Cannabis is used to treat various conditions, Chronic pain being the most commonly treated


Medical cannabis in Israel
Source: Cannabis Magazine, Prohibition Partners
NUMBER OF MEDICAL CANNABIS PATIENTS (in thousands)
SOURCE OF IMPORTS BY COUNTRY (up to July 2020)
Total import
7 TONNES
Portugal
Canada
Uruguay
Lesotho
Uganda
Spain
US (CBD)
PROHIBITION
PARTNERS

Source: Prohibition Partners

The following chart shows medical cannabis sales by type in Israel.

Flowers remain the primary form of Medical Cannabis used in Israel

Medical Cannabis Sales in Israel


Extract
Oil
Flower

Source: Marijuana Business Daily

The cannabis sector in Greece is in early stages

Greece Has 100+ Potential Cannabis Companies

Medical use of cannabis has been legal in Greece since 2018. **Since then, to April 2020, the country has issued more than 57 licenses for installing cannabis operations**. As per the Greek City Times, the first two licenses given out in late 2018, went to BioProCann SA, and Biomecann SA, which together hold 57 acres

of land. Both are international companies. **The first 14 licenses given out are estimated to bring in about €185M+ in investments**.

Management and Board

The company's board has four members. Managers and directors hold 11.86% of the shares outstanding.

Management and board own 12%

Name	Position(s)	# Shares	% of Total
Craig Frank	CEO, Chairman	543,060	3.81%
Carrie Schwarz	Director	60,022	0.42%
Jordi Arimany	Director	82,523	0.58%
Bruce Burwick	Director	1,006,671	7.06%
	Total Board and Management Holding	**1,692,276**	**11.86%**
	Total Shares Outstanding	14,264,409	100%

Source: Company Filings, FRC

Brief biographies of the senior management and board members, as provided by the company, follow:

Craig Frank – CEO

Chief Executive Officer of KAYS since its formation. Prior to Kaya, Craig served as Founder & CEO of The Tudog Group, a business advisory firm that has worked with more than 200 companies from 19 countries since it commenced operation in Tel Aviv in 1998. Craig is a U.S. and Israeli citizen.

Carrie Schwarz – Director

Carrie Schwarz has served as a Portfolio Manager at Metropolitan Capital, a New York based hedge fund. From 1999 to 2001 Ms. Schwarz was an executive at Bank of America Securities, where she built and managed a proprietary Risk Arbitrage Department. From 1991 to 1999, she founded and managed Athena Investment Partners, L.P., a hedge fund that focused on special situations. Prior thereto, she was with American Porters, L.P., a hedge fund that focused on risk arbitrage, which she joined as a junior analyst in 1995 and ultimately rose to become Head of Research and a partner. Ms. Schwarz serves on the board of directors of the American Friends of the Weizmann Institute of Science.

Jordi Arimany – Director

He has served as Vice President of Business Development of First Diversity Management Corp., a Cleveland, Ohio based human capital services company Since 2008. From 2007-2008 he served as Associate to the Executive Vice President of Banco Industrial, in Guatemala City, Guatemala, one of the largest private banks in Central America. From 2000 to 2007 Jordi was National Business Development Manager to Latin American Financial Services (LAFISE), a Miami, Florida based financial services firm operating throughout Latin America. Jordi has

a Bachelor's Degree in Business Administration from John Brown University and Master's Degree in Business Administration from Regent University.

Bruce R. Burwick – Director

Bruce R. Burwick has been a serial entrepreneur for over 50 years. His business ventures have included both domestic and international start-ups including product concept, manufacturing, wholesale and retail distribution, marketing and e-commerce. This includes private label manufacturing for several NYSE listed companies. In October 2015, Mr. Burwick sold a company he founded, Dynamic Health Laboratories, Inc. to a NYSE listed company. Since 2014, Mr. Burwick has invested in both medical and recreational cannabis businesses.

Financials

$275k in revenue in Q3-2020, up 31% YoY

In 9M-2020, KAYS had $774k in revenue, up 7% YoY, and a net normalized loss of $2.32M (EPS: -$0.01). Revenue is generated through the two retail stores, the medical cannabis cultivation facility, and the four brands mentioned earlier – all from Oregon.

STATEMENTS OF OPERATIONS (in US$) - YE Dec 31	Q2-2019	Q2-2020	H1-2019	H1-2020	Q3-2019	Q3-2020	9M-2019	9M-2020
Net Sales	$249,121	$263,862	$512,879	$499,173	$208,843	$274,985	$721,722	$774,158
Gross Profit	$156,402	$203,962	$274,648	$390,386	$109,383	$169,123	$384,031	$559,509
Net Income (normalized)	-$933,938	-$539,446	-$2,196,501	-$1,174,679	-$942,162	-$1,146,869	-$3,138,664	-$2,321,548
EPS (normalized)	-$0.01	$0.00	-$0.01	-$0.01	-$0.01	-$0.01	-$0.02	-$0.01

Margins Analysis	Q3-2019	Q3-2020	9M-2019	9M-2020
Gross	52%	62%	53%	72%
EBITDA	-102%	-280%	-111%	-154%
EBIT	-102%	-280%	-135%	-175%

Source: Company, FRC

$6.6M in long-term debt; planning to raise $45M

Tight cash position; the company has to raise capital imminently

The company had a cash balance of $60k at the end of the quarter. The long-term debt shown in the table below primarily consists of convertible notes totaling $6.33M (8% p.a., maturing in January 2024, exercise price range: $0.01 - $0.10 per share).

Liquidity & Capital Structure (in US$) - YE Dec 31	Q3-2020
Cash	$60,127
Working Capital (without Debentures)	-$2,276,621
Current Ratio (without Debentures)	0.05
LT Debt	$6,611,050
Total Debt	$6,974,435
LT Debt / Capital	-12%
Total Debt / Capital	-12%

Source: Company filings, FRC

We estimate the company will have to raise at least $10M in 2021

Stock Options and Warrants

At the end of Q3, the company had no options outstanding and 11.57M warrants outstanding, with a weighted average exercise price of $0.04. All the warrants are in-the-money, which, if exercised, can bring in $425k.

FRC Projections

Key assumptions:

U.S. will continue to drive near-term revenue

Our projections are based on the following assumptions:

1. U.S. retail revenue is generated from two retail stores, and in-house brands sold both through own and third-party distributions
2. U.S. grow operations start generating revenue in 2022
3. Revenue from Israel and Greece start in 2023

U.S. Operation Estimates

U.S. Retail Stores + Product Sales	2020E	2021E	2022E	2023E	2024E	2025E
Revenue	$1,140,000	$1,311,000	$2,030,893	$3,120,391	$4,634,935	$6,638,282
COGS	$342,000	$458,850	$710,812	$1,092,137	$1,622,227	$2,323,399

U.S. Dried Flower	2020E	2021E	2022E	2023E	2024E	2025E
Revenue	$0	$0	$3,737,448	$5,606,172	$7,474,896	$9,343,620
COGS	$0	$0	$2,167,720	$3,251,580	$4,335,440	$5,419,300

International Operation Estimates

International - Israel	2020E	2021E	2022E	2023E	2024E	2025E
Planned Capacity (sq. ft.)	544,500	544,500	544,500	544,500	544,500	544,500
Production Level	0%	0%	0%	25%	50%	75%
Production (kg)	-	-	-	23,141	46,283	69,424
Revenue	$0	$0	$0	$48,301,574	$90,162,938	$125,584,093
COGS	$0	$0	$0	$16,905,551	$31,557,028	$43,954,432
Gross Profit				$31,396,023	$58,605,910	$81,629,660

International - Greece	2020E	2021E	2022E	2023E	2024E	2025E
Planned Capacity (sq. ft.)	326,700	326,700	326,700	326,700	326,700	326,700
Production Level	0%	0%	0%	25%	50%	75%
Production (kg)	-	-	-	13,885	27,770	41,654
Revenue	$0	$0	$0	$28,980,944	$54,097,763	$75,350,456
COGS	$0	$0	$0	$10,143,331	$18,934,217	$26,372,659
Gross Profit				$18,837,614	$35,163,546	$48,977,796

Source: FRC

Valuation

Based on the above estimates, our Discounted Cash Flow model generated a valuation of $0.89. We have used a sum-of-parts approach, and have assigned higher discount rates for Greece (30%) and Israel (35%), as they are in early stages. The following tables summarize our valuation:

International - Israel	2020E	2021E	2022E	2023E	2024E	2025E	Terminal
PV of CF	-	-	(9,544,437)	(2,862,798)	580,299	2,122,716	19,318,863
Discount Rate	35.0%						
Terminal Growth	3.0%						
Present Value Israel	**$9,614,644**						

International - Greece	2020E	2021E	2022E	2023E	2024E	2025E	Terminal
PV of CF	-	-	(6,234,189)	(1,978,889)	355,538	1,495,702	14,877,642
Discount Rate	30.0%						
Terminal Growth	3.0%						
Present Value Greece	**$8,515,803**						

Fair value estimate of $0.89

DCF Model (U.S. Operations)		Q4-2020E	2021E	2024E	2025E	Terminal
EBIT(1-tax)		(370,144)	(1,751,140)	2,422,083	3,888,157	
Non-Cash Expenses		24,897	209,966	279,465	307,411	
Change in Working Capital		852,075	(2,122,284)	(338,327)	(387,207)	
Cash from Operations		506,828	(3,663,458)	2,363,221	3,808,361	
CAPEX		(50,000)	(5,000,000)	(250,000)	(250,000)	
Free Cash Flow		456,828	(8,663,458)	2,113,221	3,558,361	
Present Value		456,828	(7,772,304)	1,368,923	2,067,962	14,621,991
Discount Rate	11.5%					
Terminal Growth	3%					
NPV of U.S. Operations at 11.5%	10,995,450					
NPV of Greece Operations at 30%	9,614,644					
NPV of Israel Operations at 35%	8,515,803					
Cash - Debt	(6,914,308)					
Fair Value	22,211,589					
Shares O/S	24,976,961					
Value per Share (US$)	**$0.89**					

Source: FRC

We note that U.S. based cannabis stocks are currently trading at a discount compared to their Canadian peers.

U.S. stocks trade at a significant discount

Forward Price/Revenue of Cannabis Stocks: U.S. vs Canada


27.5 times
25.0
22.5
20.0
17.5
15.0
12.5
10.0
7.5
5.0
2.5
0
March 2020
'21
Canadian pot stocks
U.S. pot stocks*
*U.S. average for Curaleaf, GTI, Cresco Labs and Trulieve; Canada average for Tilray, Canopy, Aphria and Cronos

Source: WSJ

We expect this trend to change with federal legalization in the U.S., and anticipate that Kaya will directly benefit. We believe that favorable market conditions in Oregon and expanded operations of Kaya, should allow it to ramp up revenue growth. While we do see significant potential in Kaya's European expansion plans, we note that they are in very early stages. Finally, we anticipate that the vaccine rollout will contribute to sales growth in its U.S. operations, as

restrictions are relaxed. **We are initiating coverage with a BUY rating, and a fair value estimate to $0.89.**

Risks

We believe the company is exposed to the following risks (list is non-exhaustive):

Risk Rating of 4

- Operates in a highly regulated industry, subject to government intervention. It is still federally illegal in the U.S.
- Recreational cannabis is illegal in both Greece and Israel, with no guarantee of legalization.
- No guarantee the company will be able to raise funds and set up operations in Israel or Greece.
- No guarantee that its products will have demand in Europe.
- No guarantee that the company will be able to stay competitive in the markets it operates in or plans to operate in.
- Product recall risk, applicable to all companies selling regulated products.

We are assigning a risk rating of 4.

Appendix

STATEMENTS OF OPERATIONS ($) YE Dec 31	2019	2020E	2021E
Revenue	1,014,266	1,140,000	1,311,000
Total Revenues	**1,014,266**	**1,140,000**	**1,311,000**
COGS	410,250	342,000	458,850
Gross Profit	**604,016**	**798,000**	**852,150**
SG&A	2,640,782	2,334,951	2,393,324
Share-based compensation			
EBITDA	**(2,036,766)**	**(1,536,951)**	**(1,541,174)**
Depreciation	228,117	190,878	209,966
Amortization			
D&A	228,117	190,878	209,966
EBIT	**(2,264,883)**	**(1,727,829)**	**(1,751,140)**
Net financing expense	579,722	500,705	500,705
EBT	**(2,844,605)**	**(2,228,534)**	**(2,251,845)**
Income tax expense			
Unusual/Non-recurring expense	(10,366,466)	13,746,141	
Net Income (Net Loss)	**7,521,861**	**(15,974,675)**	**(2,251,845)**
Non-controlling interest Income (Loss)	(282,264)	(71,341)	
Comprehensive Income (Comprehensive Loss)	**7,804,125**	**(15,903,334)**	**(2,251,845)**
EPS	0.64	(1.11)	(0.16)
Shares	11,767,452	14,356,075	14,356,075

BALANCE SHEET ($) YE Dec 31	2019	2020E	2021E
Assets			
Cash	86,967	53,769	889,606
Receivables		57,000	131,100
Inventories	108,008	54,004	229,425
Prepaids and other current assets	7,774	7,774	7,774
Due from directors and officers			
Current Assets	**202,749**	**172,547**	**1,257,905**
PP&E and ROU assets	2,424,373	2,283,495	7,073,529
Deposits	27,523	27,523	27,523
Total Assets	**2,654,645**	**2,483,565**	**8,358,957**
Liabilities & Shareholders' Equity			
Payables and accrued liabilities	1,116,185	2,790,463	917,700
Accrued Interest	633,064	633,064	633,064
Notes Payable	9,312	9,312	9,312
Convertible Note	303,710	303,710	303,710
Derivative Liabilities	7,817,081	21,563,222	21,563,222
Operating Lease	167,529	167,529	167,529
Related Party			
Current Liabilities	**10,046,881**	**25,467,300**	**23,594,537**
Loan from related parties			
Derivative liabilities			
Borrowings	5,727,874	6,361,050	6,361,050
Lease	121,370	121,370	121,370
Related Party	250,000	-	-
Convertible debentures			
Total Liabilities	**16,146,125**	**31,949,720**	**30,076,957**
Equity	19,955,088	19,955,088	29,955,088
Deficit and AOCI	(32,120,787)	(48,095,462)	(50,347,307)
Non-controlling interest	(1,325,781)	(1,325,781)	(1,325,781)
Total Liabilities and Shareholder's Equity	**2,654,645**	**2,483,565**	**8,358,957**

STATEMENTS OF CASH FLOWS ($) YE Dec 31	2019	2020E	2021E
Operating Activities			
Net loss for the period	7,804,125	(15,974,675)	(2,251,845)
Items not involving cash			
D&A	228,117	190,878	209,966
Accrued interest			
Imputed Interest	67,500		
Loss (Gain) on debt settled	25,000		
Derivative expense	634,741		
Change in derivative liabilities	(12,438,755)	13,746,141	
Amortization of debt discount	1,412,548		
Stock issued for services and interest	670,300		
Net loss non-controlling	(282,264)		
FFO	**(1,878,688)**	**(2,037,656)**	**(2,041,879)**
Prepaid expense	12,767	(57,000)	(74,100)
Inventory	23,534	54,004	(175,421)
Other Assets	358,551		
Accounts payable and accrued liabilities	708,959	1,674,278	(1,872,763)
Changes in WC	1,103,811	1,671,282	(2,122,284)
Cash from (used in) Operations	**(774,877)**	**(366,374)**	**(4,164,163)**
Financing activities			
Equity	75,000		10,000,000
Debt	695,000	383,176	
Advances payable			
Cash provided by Financing Activities	**770,000**	**383,176**	**10,000,000**
Investing activities			
PP&E	(19,668)	(50,000)	(5,000,000)
Cash used in Investing Activities	**(19,668)**	**(50,000)**	**(5,000,000)**
Increase (decrease) in Cash	**(24,545)**	**(33,198)**	**835,837**
FOREX			
Cash beginning of Period	**111,512**	**86,967**	**53,769**
Cash end of Period	**86,967**	**53,769**	**889,606**

Fundamental Research Corp. Equity Rating Scale:
Buy – Annual expected rate of return exceeds 12% or the expected return is commensurate with risk
Hold – Annual expected rate of return is between 5% and 12%
Sell – Annual expected rate of return is below 5% or the expected return is not commensurate with risk
Suspended or Rating N/A— Coverage and ratings suspended until more information can be obtained from the company regarding recent events.

Fundamental Research Corp. Risk Rating Scale:
1 (Low Risk) - The company operates in an industry where it has a strong position (for example a monopoly, high market share etc.) or operates in a regulated industry. The future outlook is stable or positive for the industry. The company generates positive free cash flow and has a history of profitability. The capital structure is conservative with little or no debt.

2 (Below Average Risk) - The company operates in an industry where the fundamentals and outlook are positive. The industry and company are relatively less sensitive to systematic risk than companies with a Risk Rating of 3. The company has a history of profitability and has demonstrated its ability to generate positive free cash flows (though current free cash flow may be negative due to capital investment). The company's capital structure is conservative with little to modest use of debt.

3 (Average Risk) - The company operates in an industry that has average sensitivity to systematic risk. The industry may be cyclical. Profits and cash flow are sensitive to economic factors although the company has demonstrated its ability to generate positive earnings and cash flow. Debt use is in line with industry averages, and coverage ratios are sufficient.

4 (Speculative) - The company has little or no history of generating earnings or cash flow. Debt use is higher. These companies may be in start-up mode or in a turnaround situation. These companies should be considered speculative.

5 (Highly Speculative) - The company has no history of generating earnings or cash flow. They may operate in a new industry with new, and unproven products. Products may be at the development stage, testing, or seeking regulatory approval. These companies may run into liquidity issues and may rely on external funding. These stocks are considered highly speculative.

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This report contains "forward looking" statements. Forward-looking statements regarding the Company and/or stock's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products/services in the marketplace; acceptance in the marketplace of the Company's new product lines/services; competitive factors; new product/service introductions by others; technological changes; dependence on suppliers; systematic market risks and other risks discussed in the Company's periodic report filings, including interim reports, annual reports, and annual information forms filed with the various securities regulators. By making these forward-looking statements, Fundamental Research Corp. and the analyst/author of this report undertakes no obligation to update these statements for revisions or changes after the date of this report. A report initiating coverage will most often be updated quarterly while a report issuing a rating may have no further or less frequent updates because the subject company is likely to be in earlier stages where nothing material may occur quarter to quarter.
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